SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016 (April 14, 2016)

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 14, 2016, (the “Closing Date”) Intellect Neurosciences, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of $250,000 principal amount of its convertible promissory notes (each, a “Note”) to the Investors (the “Financing”). The Company received $250,000 gross proceeds. The Company also entered into agreements with other accredited investors for an additional $250,000 but has not closed yet on such amount and there can be no assurance that such additional subscriptions or any other additional subscriptions will be consummated.

The Notes are convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.001 per share, at a per share price of $0.10 (the “Conversion Price”), subject to adjustment as provided in the Notes and subject to a total beneficial ownership limitation of 9.99% of the Company’s issued and outstanding common stock. Each Note has a maturity date (the “Maturity Date”) that is two years from the Closing Date. The Maturity Date may be accelerated, at the option of the holder, upon the occurrence of a Major Liquidity Event or a Minor Liquidity Event (each as defined in the Note).

In accordance with the Purchase Agreement, Investors who acquire Notes for cash subscription amounts may thereafter acquire Notes in exchange for shares of the Company’s Series G 8% Convertible Preferred Stock initially issued on July 1, 2015.

The Purchase Agreement included standard closing conditions. The Investors received piggy back registration rights for the shares issuable upon exercise of the Notes. In addition the closing was contingent upon the Company’s entering into an Intercreditor Agreement (the “Intercreditor Agreement”) by and among the Company, the Investors and certain holders of the Company’s outstanding promissory notes (the “Junior Lenders”). The purpose of the Intercreditor Agreement was to establish the relative priority of the Notes and the obligations due by the Company to the Junior Lenders and to provide for the orderly sharing of payments by the Company among the Investors and the Junior Lenders.

The Company intends to use the net proceeds from the Financing to pay $100,000 principal amount of outstanding promissory notes held by the Junior Lenders; to fund certain pre-clinical studies; and for general corporate purposes.

The Financing was conducted as a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the Financing, related agreements and materials do not purport to be complete and are qualified in their entirety by reference to the complete text of the (i) the form of Purchase Agreement filed as Exhibit 10.1 hereto and (ii) the form of Note filed as Exhibit 4.1 hereto, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of Note.

10.1	Form of Securities Purchase Agreement dated April 14, 2014, between the Company and the Signatories named therein.

10.2	Form of Intercreditor Agreement dated April 14, 2016, , between the Company and the Signatories named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2016	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer